GENERAL SIGNAL CORPORATION


                     SAVINGS AND STOCK OWNERSHIP PLAN








                  As Amended and Restated January 1, 1996



                             TABLE OF CONTENTS



ARTICLE                                                   PAGE

    I   PURPOSE                                          I-1

   II   DEFINITIONS                                      II-1

  III   ELIGIBILITY AND MEMBERSHIP                       III-1

   IV   MEMBER ELECTED CONTRIBUTIONS                     IV-1

    V   EMPLOYER CONTRIBUTIONS                           V-1

   VI   MEMBERS' ACCOUNTS                                VI-1

  VII   INVESTMENT ELECTIONS                             VII-1

 VIII   VESTING                                          VIII-1

   IX   IN SERVICE WITHDRAWALS                           IX-1

    X   DISTRIBUTIONS AT TERMINATION OF EMPLOYMENT       X-1

   XI   DISTRIBUTION OF EXCESS DEFERRALS                 XI-1

  XII   DISTRIBUTION OF EXCESS CONTRIBUTIONS             XII-1

 XIII   DISTRIBUTION OF EXCESS AGGREGATE                 XIII-1
        CONTRIBUTIONS

  XIV   APPLICATION OF FORFEITURES                       XIV-1

   XV   TRUST                                            XV-1

  XVI   ADMINISTRATION                                   XVI-1

 XVII   APPROVAL BY THE INTERNAL REVENUE SERVICE         XVII-1

XVIII   GENERAL PROVISIONS                               XVIII-1

  XIX   AMENDMENT, TERMINATION AND MERGER                XIX-1

   XX   TRANSFERS OF ACCOUNTS FROM OTHER PLANS           XX-1

  XXI   TOP-HEAVY PROVISIONS                             XXI-1

                                ARTICLE I
                                  PURPOSE


     1.1 The purpose of the General Signal Corporation Savings and Stock Ownership Plan is to encourage employees to make and continue careers with General Signal Corporation and its participating subsidiaries by providing eligible employees with an efficient and convenient way to save part of their income on a regular and long term tax- preferred basis, to strengthen their interest in the Company and its profitability by the investment of all Employer contributions and all Member Elected Contributions which the Member so directs in the Common Stock of General Signal Corporation, and to provide a supplemental source of retirement income.

     1.2 The Plan was established effective January 1, 1976, and was amended from time to time thereafter. The provisions of this restated Plan apply to all contributions made under the Plan with respect to all payrolls paid on or after this restatement. The provisions of the Plan as in effect from time to time prior to this restatement will continue to apply to all contributions made with respect to prior years, unless otherwise specifically provided.

     1.3 The Plan as amended and restated and its related Trust are intended to qualify as a plan and trust which meet the requirements of Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, as from time to time amended.

                                 ARTICLE II
                                DEFINITIONS


     2.1 When used in the Plan, the following terms, when capitalized, have the meanings set forth below:

     (a) "Accounts" means the separate accounts maintained by the Board on behalf of each Member, pursuant to Section 6.1, to reflect the Member's interest in the Trust Fund.

     (b) "Act" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

     (c) "Beneficiary" means the person or persons designated by the Member or otherwise determined in accordance with Section 18.8.

     (d) "Board" means the Corporate Pension Board appointed to administer the Plan in accordance with Article XVI.

     (e) "Board of Directors" means the Board of Directors of the Company.

     (f) "Code" means the Internal Revenue Code of 1986, as from time to time amended. References to specific sections of the Code are deemed to be references to any comparable section or sections of any future legislation that amends, supplements or supersedes such sections.

     (g) "Company" means General Signal Corporation, a New York Corporation.

     (h) "Compensation" means the amount which an Employee receives as salary from the Employer including management incentive compensation, sales incentives and commissions, overtime pay, vacation pay, holiday pay, night shift bonus, as reported for federal income tax purposes, and before any reduction for Tax Deferred Contributions, but excluding any payments under the Company's stock option plans or Long Term Incentive Compensation Plan, moving and living allowances, retainers, severance payments, any special payments made for services performed outside his regular duties and other special payments. Effective January 1, 1994, Compensation for any calendar year shall be limited to $150,000 (or such larger amount as may be determined by the Internal Revenue Service).

     (i)  "Continuous Employment" means the following:

     (1) Continuous Employment is the number of full years, completed months and days of service with the Controlled Group from the Employee's original date of hire to his severance from service date, including periods of layoff, leave of absence or other temporary breaks in service not in excess of 12 complete months. For this purpose, an Employee's "original date of hire" is the date on which he first performs an hour of service for which he is entitled to payment for the performance of duties for an Employer or a member of the Controlled Group; an Employee's "severance from service date" is the earlier of the date on which the Employee quits, retires, is discharged, or dies, or the first anniversary of the first date of absence for any other reason (but only if the Employee returns to active employment within the authorized period of time). In determining whether an Employee has incurred a severance from service date, an absence from work for any period not in excess of 12-consecutive months which begins on or after January 1, 1985 (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adopting of such child by such Employee, or
(iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, shall be treated as Continuous Employment for this purpose.

     (2) Continuous Employment will be preserved during the first 12 complete months following the last day of active employment, but not thereafter, and only if the Employee returns to active employment within the authorized period of time.

     (j) "Controlled Group" means the controlled group of corporations, as defined in Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and 1563(e)(3)(c), of which the Company or an Employer is a member.

     (k) "Disability" means a Member's physical or mental incapacity which continues for a period of 6 con- secutive months and would entitle him to benefits under his Employer's disability plan, or for which disability benefits under the Social Security Act are payable.

     (l) "Effective Date" means January 1, 1976.

     (m) "Employee" means each person who is employed by an Employer but does not include:

     (i) a person who is neither a citizen nor a resident of the United States and who receives no earned income from any Employer which constitutes income from sources within the United States,

     (ii) any employee of an organization who becomes employed by an Employer as a result of the acquisition of that organization by the Employer, unless and until the Board otherwise determines (for purposes of this Plan, the date of the acquisition will be considered the employee's date of hire unless the Board determines otherwise),

     (iii) any person included in a unit of employees who are covered by a collective bargaining agreement which does not expressly provide for participation in this Plan, or

     (iv) a leased employee (as defined in Section 414(n) of the Code; provided, however, that if a leased employee becomes an Employee, prior service as a leased employee shall be recognized for eligibility and vesting purposes.

     (n) "Employer" means the Company or any of its subsidiaries or affiliates which may elect to participate in the Plan with the consent of the Board.

     (o) "Enrollment Date" means January 1, 1976, or the first day of any calendar quarter thereafter.

     (p) "Highly Compensated Employee" means an individual described in
Section 414(q) of the Code.

     (q) "Investment Funds" means:

     (1) The "Company Stock Fund" which is a fund for the investment by the Trustee of Matching Contributions and designated Member Elected Contributions in Stock, and (2) Such other funds which may be established from time to time by the Board pursuant to Section 7.2 and the Trust Agreement for the investment of Member Elected Contributions.

     (r) "Matching Contributions" means the contributions made by the Employers pursuant to Section 5.1. The portion of the Plan consisting of Matching Contributions (as adjusted for earnings and losses attributable thereto) constitutes an employee stock ownership plan as defined in Section 4975(e)(7) of the Code and a stock bonus plan as described in Section 401(a) of the Code. Such portion of this Plan is hereinafter referred to as the "ESOP". The assets of the ESOP shall be invested primarily in qualifying employer securities as defined by Section 4975(e)(8) of the Code.

     (s) "Member" means an Employee who has satisfied the requirements for membership in the Plan specified in Article III. An individual will continue to be considered a Member until all Accounts maintained on his behalf have been either distributed or forfeited.

     (t) "Member Elected Contributions" means the Tax Deferred Contributions and Taxed Contributions which a Member elects to have made under Article IV.

     (u) "Plan" means this General Signal Corporation Savings and Stock Ownership Plan as it may be amended from time to time.

     (v) "Plan Year" means (i) the calendar year beginning on the Effective Date and each calendar year thereafter prior to January 1, 1989, (ii) the period January 1, 1989 through November 30, 1989 (iii) commencing December 1, 1989 the 12-month period commencing on each December 1 and ending on the succeeding November 30 until November 30, 1991, (iv) the period December 1, 1991 through December 31, 1991 and (v) commencing January 1, 1992, the calendar year, and each calendar year thereafter.

     (w) "Retirement" means the Member's termination of service for any reason with the Controlled Group on or after age fifty-five (55).

     (x) "Stock" means the Common Stock, par value of $1.00 per share, of the Company.

     (y) "Tax Deferred Contributions" means contributions made under Section
4.1 of this Plan at a Member's election pursuant to Section 401(k) of the Code and which, as to a Member, are considered tax deferred under Section 401(k) of the Code, but in an amount not to exceed $7,000 (as adjusted under Section 402(g) of the Code) or such greater amount which may be permitted to be contributed to the Plan on a tax deferred basis under a qualified cash or deferred arrangement under Section 401(k) of the Code.

     (z) "Taxed Contributions" means Member contributions made under this Plan which do not qualify for deferral under Section 401(k) of the Code.

     (aa) "Trust Agreement" means the instrument or instruments executed between the Company or the Board and the Trustee or Trustees named therein which provides for the receiving, holding, investing, and disposing of the Trust Fund.

     (bb) "Trust Fund" means the assets of the Plan held by the Trustee or Trustees.

     (cc) "Trustee" means the trustee or trustees at any time acting under the Trust Agreement or Trust Agreements.

     (dd) "Valuation Date" means the last business day of any calendar quarter on which the New York Stock Exchange is open for trading.

     2.2 Gender. Except when otherwise indicated by the context, any masculine terminology also includes the feminine.

                             ARTICLE III
                        ELIGIBILITY AND MEMBERSHIP


     3.1 Eligibility. As of any Enrollment Date the individuals who are eligible to participate in this Plan and become Members are all those who:

     (a) are Employees and

     (b) are receiving Compensation.

     3.2 Membership. An eligible Employee can become a Member on any Enrollment Date only if:

     (a) he has elected to have either Tax Deferred Contributions or Taxed Contributions made to the Plan as specified in Article IV,

     (b) he has signed the enrollment form prescribed by the Board and filed it with his Employer at least fifteen (15) days prior to his applicable Enrollment Date, and

     (c) he is still an Employee and receiving Compensation on his Enrollment Date.

                                     ARTICLE IV
                       MEMBER ELECTED CONTRIBUTIONS

     4.1 Tax Deferred Contributions. A Member, unless he ceases to be an Employee, may elect to defer each pay period an amount equal to at least 3% but not more than 17% (only a whole percentage can be elected) of the Compensation which otherwise would have been paid to him during that period and have that amount contributed under the Plan on his behalf by his Employer as a Tax Deferred Contribution; provided, however, that, even though the amount is not equal to a full percentage of Compensation, a Member may elect to make aggregate Tax Deferred Contributions of $7,000 (as adjusted under the provisions of Section 402(g)(5) of the Code), or such greater amount which may be permitted to be contributed to the Plan on a tax deferred basis under a qualified cash or deferred arrangement under Section 401(k) of the Code, in any taxable year; and further provided that such Tax Deferred Contributions shall not exceed the amount permitted to be contributed under the provisions of Section 415(c) of the Code or under the actual deferral percentage test under Section 401(k) (3)(A)(ii) of the Code and the regulations thereunder.

     4.2 Taxed Contributions. A Member may elect to make Taxed Contributions for each pay period by payroll deductions in an amount equal to any whole number percentage of his Compensation not to exceed 10% of his Compensation subject to a minimum of 3% for a Member who has not elected any Tax Deferred Contributions. In addition, a Member's election of Tax Deferred Contributions shall automatically be treated as an election of Taxed Con-tributions (subject to the 10% limitation on Taxed Contributions) to the extent additional Tax Deferred Contribu- tions may not be made by reason of the limitation set forth in Section 2.1(y).

     4.3 Aggregate Limitation on Tax Deferred Contributions and Taxed Contributions. Notwithstanding the foregoing provisions of Section 4.1 and 4.2, the aggregate percentage of Tax Deferred Contributions and Taxed Contributions may not exceed 17%. 4.4 Change in Contribution Rate. A Member may discontinue or change his rate of Member Elected Contributions only as of an Enrollment Date by filing the appropriate notice with his Employer at least 15 days prior to the applicable Enrollment Date. A Member may not have discontinued contributions made up, but may resume having contributions made as of any Enrollment Date by filing the enrollment election specified in
Section 3.2.

     4.5 Change in Employment Status.

     (a) A Member who ceases to be an Employee, but who remains in the employment of the Controlled Group, will have his Member Elected Contributions automatically discontinued as of the date of change of employment status. Such Member's Elected Contributions may be resumed on any Enrollment Date after he again becomes an Employee by filing the enrollment election specified in Section 3.2, but discontinued contributions cannot be made up.

     (b) No Member Elected Contributions will be made to the Plan for any period in which the Member is not receiving Compensation.

     4.6 Payment of Member Elected Contributions to Trustee. As soon as practicable after the last day of each month, the Employers will pay to the Trustee the amount of each Member's Elected Contributions for each payroll paid in the month.

     4.7 Modification of Member Elected Contributions to Satisfy Code Requirements.

     (a) In order to satisfy the deferral percentage limitations imposed by
Section 401(k)(3) of the Code, the Board may, at any time, in its sole discretion and without the prior consent of affected Members prospectively limit the percentage of Tax Deferred Contributions elected by either all Members or all Members who are Highly Compensated Employees. Such limitation will be imposed to the extent deemed necessary by the Board.

     If any Member's Tax Deferred Contribution rate is limited pursuant to this Section or the limitation set forth in Section 2.1(y), the rate at which the Member has elected to make Taxed Contributions may be considered increased to the extent that his Tax Deferred Contribution rate has been decreased. A Member's Taxed Contributions for the Plan Year may not exceed 10% of the Member's Compensation for the Plan Year unless the Member is precluded by Section 6.3 from having any Tax Deferred Contributions made to the Plan, in which case the Member's Taxed Contributions will be limited to 13% of his Compensation for the Plan Year (any refund to the Member to comply with this limitation will be made as soon as practicable after the end of the Plan Year). In no event, however, shall a Member's Taxed Contributions exceed 10% of the Member's aggregate Compensation for all of the Plan Years of his participation in the Plan.

     (b) For purposes of determining whether the Plan satisfies the deferral percentage limitation imposed by Section 401(k)(3) of the Code,

     (1) the actual deferral percentage specified in Section 401(k)(3)(B) of the Code for each Member will be the ratio of the Tax Deferred Contribution allocated to the Member's Accounts for the Plan Year to the Member's compensation which meets the requirements of Section 414(s) of the Code and the regulations thereunder for the Plan Year, and

     (2) If an individual has not satisfied the eligibility requirements set forth in Section 3.1 of this Plan during any part of the Plan Year, Compensation received by such person during that period will not be included in determining the person's "actual deferral percentage" within the meaning of Section 401(k)(3)(B) of the Code.

     (c) All Member Elected Contributions are subject to the limitations imposed in Section 6.3.

                                   ARTICLE V
                          EMPLOYER CONTRIBUTIONS


     5.1 Matching Contributions. On behalf of each Member in its employ who has completed one year of Continuous Employment and is having Tax Deferred Contributions made to this Plan pursuant to Section 4.1 or has contributed Tax Deferred Contributions on a year to date basis equal to 3% of his Compensation for the entire Plan Year (or who would have had Tax Deferred Contributions made on his behalf but for the limitations imposed in Sections 2.1(y), 4.1 or 6.3 of the Plan and who is making Taxed Contributions at the rate of at least 3% of his Com- pensation), as of any Enrollment Date, each Employer will make Matching Contributions to the Plan for each month, out of current or accumulated earnings and profits, equal to either 4% of each such Member's Compensation if such Member elected to invest at least 3% of such Member's Compensation for such period in the Company Stock Fund or 3% of each such Member's Compensation if such Member did not elect to invest at least 3% of such Member's Compensation for such period in the Company Stock Fund, less any amount of forfeitures then to be applied to reduce the Matching Contributions pursuant to Section 14.1; provided, however, that no Matching Contributions shall be made with respect to Compensation for any period during which a Member's right to make Member Elected Contributions is suspended by reason of a withdrawal of matched Taxed Contributions (see
Section 9.3).

     5.2 Profit Requirement. In the event that any Employer is prevented from making its share of such Contributions it would be required to make as provided above because it has neither current nor accumulated earnings and profits, or because its current or accumulated earnings and profits are insufficient to make the required contribution, then the required Contribution or that portion of it in excess of the Employer's current or accumulated earnings and profits, if any, which the Employer is so prevented from making will be made for the Employer by the other Employers who have current or accumulated earnings and profits. If more than one of the other Employers has current or accumulated earnings and profits, then each such Employer will be charged and pay that portion of the prevented Contribution which bears the same ratio to the total prevented Contributions as that Employer's current or accumulated earnings and profits (adjusted for its own Contribution deductible for the concurrent period without regard to its share of the said prevented Contribution) bears to the total current or accumulated earnings and profits of all Employers having such earnings and profits (adjusted to their Contributions deductible without regard to their share of the prevented Contribution); and, in making this determination, current accumulated earnings and profits for such period shall be computed as of the close of the concurrent period without diminution by reason of any dividends during the concurrent period, and current accumulated earnings and profits shall be computed as of the beginning of the concurrent period. Notwithstanding the above provisions of this paragraph, with respect to any period for which a consolidated federal income tax return is to be filed for all Employers, any required Contribution which an Employer may be prevented from making may be made for such Employer by any one or more of the other Employers on the above basis or any other basis that the Company may determine. The provisions of this paragraph will apply only to those Employers under the Plan which are Members of the "affiliated group" including the Company as the term "affiliated group" is defined in Section 1504(a) of the Code.

     5.3 Payment to the Trustee. As soon as practicable after the end of each month, each Employer will pay or transfer to the Trustee the amount of its Matching Contributions for such month.

     5.4 Plan Expenses. (a) The expenses applicable to each Investment Fund, including (i) investment management fees and (ii) all proper charges and disbursements incurred with respect to each Investment Fund (including brokerage fees, transfer taxes, consulting fees, and any other expenses related to each applicable Investment Fund) shall be paid out of the Trust Fund and allocated to and deducted from the Accounts of Members based on the Members' pro rata share of each applicable Investment Fund unless such expenses are paid directly by each Employer.

     (b) Except for expenses applicable to each Investment Fund (see Section 5.4(a)), all costs and expenses incurred in administering the Plan, including the fees and expenses of the Trustees and of counsel and other administrative expenses, shall be paid by each Employer.

     (c) Taxes, if any, on assets held by the Trustee or on any income derived therefrom, and which are payable by the Trustee, shall be paid out of the Trust Fund, and allocated to and deducted from the Accounts of Members based on the Members' pro rata share of all Investment Funds of the Trust Fund.

     5.5 Limitations under Section 401(m) of the Code. In no event shall the Matching Contributions and Taxed Con- tributions exceed the limitations set forth in Section 401(m) of the Code and the regulations thereunder.

                                ARTICLE VI
                             MEMBERS' ACCOUNTS


     6.1 Types of Accounts. In addition to the Accounts maintained by the Board with respect to Plan Years beginning before January 1, 1984, the Board will establish and maintain on behalf of each Member:

     (a) A Tax Deferred Contribution Account, to be credited with the Member's Tax Deferred Contributions;

     (b) A Taxed Contribution Account, to be credited with:

     (1) the Member's Taxed Contributions,

     (2) on January 1, 1984, the balances of the Member's

     - Supplemental Contribution Account; and

     - Matured Basic Contribution Account, if any, which were maintained under the Plan prior to 1984 (to the extent not withdrawn effective December 31, 1983), and

     (3) on January 1, of 1985, 1986 and 1987, that balance of the Member's Basic Contribution Account which will mature on the December 31 of the preceding year in accordance with the terms of the Plan as in effect prior to this restatement;

     (c) A Matching Contribution Account, to be credited with the Matching Employer Contributions allocated to the Member; and

     (d) A Matured Stock Account, to be credited with Matching Contributions when they become nonforfeitable in accordance with Article VIII of this Plan or Article IX of the Plan as in effect prior to this restatement (to the extent not withdrawn effective December 31, 1983).

     All amounts will be credited to a Member's Accounts as of a Valuation Date and in the appropriate Investment Fund, in accordance with the Member's investment election made pursuant to Article VII.

     6.2 Valuation of Accounts. As of each Valuation Date, the Trustee will determine the net worth of the assets of each Investment Fund and report such value to the Board. In determining such net worth, the Trustee will evaluate the assets of each Investment Fund at their fair market value as of the Valuation Date and will deduct any liabilities or other amounts properly chargeable against each Investment Fund. The net worth of each Investment Fund will be allocated among the various Accounts of each Member in each Fund in the following manner:

     (a) The opening balance in each Account in each Fund will be determined by reducing the value of the Account as of the prior Valuation Date by any withdrawals or distributions made as of such prior Valuation Date;

     (b) The dollar amount of Member Elected Contributions and Matching Contributions due each Account since the prior Valuation Date will be determined (the "current quarter contributions"); and

     (c) The fair market value of each Fund on the Valuation Date as of which the determination is being made will be apportioned to each Member's Accounts in each Fund based on rate of return factors developed separately for the opening balances in all of the Accounts in the Fund and the current quarter contributions credited to all such Accounts.

     6.3 Limitations Imposed Under Section 415 of the Code. (a) The provisions of this Section 6.3 supersede all other provisions of this Plan.

     (b) The total Account Addition of any Member for any calendar year may not exceed the lesser of:

     (1) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the applicable calendar year), or

     (2) 25% of the Member's total compensation for such calendar year. For this purpose, a Member's compensation is equal to his Compensation less his Tax Deferred Contributions.

     (c) The term "Account Addition" means the sum of the following amounts allocated to a Member's Accounts for any calendar year:

     (1) The Matching Contributions,

     (2) the Member's Tax Deferred Contributions,

     (3) the Member's Taxed Contributions,

     (4) contributions allocated to any individual medical account (as defined in Section 415(1)(2) of the Code) which is part of a defined benefit plan maintained by the Employer, and

     (5) if the Member is a Key Employee (within the meaning of Section 21.2(c) hereof), amounts attributable to medical benefits allocated to an account established for such Member in accordance with Section 419A(d) of the Code.

     (d) The Board will apply the limitation set forth in this Section 6.3 by taking into account the Account Additions under any other qualified defined contribution plan maintained by the Controlled Group. If any Member also participates in any defined benefit plan maintained by the Controlled Group, the sum of a Member's defined benefit plan fraction for such year as defined in Section 415(e)(2) of the Code and such Member's defined contribution plan fraction for such year as defined in Section 415(e)(3) of the Code will not exceed 1.0. In the event the sum of such fractions would exceed l.0, the Member's retirement benefit under such defined benefit plan shall automatically be reduced by the amount required in order that the sum of such fractions shall not exceed l.0.

     (e) If amounts which would otherwise be allocated to a Member's Accounts must be reduced to satisfy para- graph (b) or (d), the reduction will be made in the following order, but only to the extent necessary:

     (1) The amount of his Taxed Contributions will be refunded as soon as practicable; then

     (2) His Tax Deferred Contributions and related Matching Contributions will be reduced and held in the Trust Fund, and will be applied to reduce the Matching Contribution of his Employer.

                              ARTICLE VII
                           INVESTMENT ELECTIONS


     7.1. Company Stock Fund. (a) Subject to Section 7.1(d), Matching Contributions must be invested in Stock, but they may be invested in short term obligations of the United States government and other investments of a short-term nature, including commercial paper, pending investment in Stock.

     (b) Subject to Section 7.1(c), cash dividends and cash proceeds of any other distributions received on the Stock will be reinvested in the same manner. The shares of Stock from time to time required for the purposes of this Plan will be acquired by the Trustee by purchase in the open market, or, if directed by the Company, by contribution in kind or by purchase privately from the Company or any other person at a price per share equal to the closing price per share at which the shares of Common Stock of the Company were sold on the New York Stock Exchange on the last business day preceding the day of the purchase; it being understood that shares purchased from the Company may be either treasury shares or authorized but unissued shares, if the Company shall make such shares available for the purpose, and that the Trustee in its discretion may refrain from making purchases in the open market whenever in the light of current market conditions it deems such refraining to be in the best interests of the Members and beneficiaries in the Plan.

     (c) Notwithstanding the provisions of Section 7.1(b), the Board may, in its discretion, elect to have all cash dividends received on the Stock by the ESOP be distributed in cash to Members or their Beneficiaries, as the case may be. Such distribution shall be in an amount attributable to the shares of Stock held for each such Member or Beneficiary in such Member's or Beneficiary's Accounts, whether or not the Member is vested in such shares at the time of such payment. Distribution shall be made not later than 90 days after the close of the Plan Year in which the dividends are paid. All such dividends are nonforfeitable to the Member or Beneficiary when distributed, even when they are paid with respect to shares of Stock in which the Member or Beneficiary has not attained a nonforfeitable interest as of the date of such distribution.

     (d) A Member may transfer part or all of the balance of his Matching Contribution Account which represents the amount of the company matching contributions previously made to either the Best Power Technology, Inc. Retirement Investment Plan and Trust or the Retirement Savings Plan for Employees of Data Switch Corporation to another Investment Fund as of the last day of any calendar quarter on 15 days' notice of such transfer to the Corporate Pension Board.

     (e) A Member who shall have attained age 55 and shall have had at least five years of Continuous Employ- ment may transfer part or all of the balance of his Matching Contribution Account in his Company Stock Fund to another Investment Fund as of the last day of any calendar quarter on 15 days' notice of such transfer to the Corporate Pension Board.

     7.2 Funds for Member Elected Contributions. (a) All Members' Elected Contributions will be invested in the Investment Funds selected by the Member in 25% increments, at the time he files the election specified in Section 3.2, from the Funds which are made available from time to time by the Board for that purpose; provided, however, that if the Member elects to invest 3% of such Member's Compensation in the Company Stock Fund pursuant to Section 5.1, the applicable 25% increments shall apply to any additional Member Elected Contributions. All Members' Elected Contributions will be credited to their Accounts in the respective Investment Funds. In addition to the Company Stock Fund, the Board shall establish at least three alternative Investment Funds. All dividends, interest, gains and losses of each Investment Fund will be reinvested in that Investment Fund and credited to the Member's Accounts as of the applicable Valuation Date. The Board will from time to time inform the Members of the Investment Funds provided under the Trust and specify all rules governing the investment by Members in such Funds.

     (b) The making of an election of an Investment Fund is the sole responsibility of each Member. Neither the Trustee, the Board, any Employer nor any of their officers, directors, or supervisors are authorized or permitted to advise a Member as to the election of any Investment Fund or Funds or the manner in which his Accounts ought to be invested.

     (c) A Member may change his investment election for future Member Elected Contributions as of the first day of any calendar quarter on 15 days' notice of such change to the Corporate Pension Board, which notice shall specify the new investment election.

     (d) A Member may transfer part or all of the balance in his Accounts in any Investment Fund to one or more other Investment Funds as of the last day of any calendar quarter on 15 days' notice of such transfer to the Corporate Pension Board.

     7.3 Distributions.

     (a) Withdrawals and distributions from the Trust Fund will be charged to the Member's Accounts in each Fund. The Board may establish rules and regulations and accounting conventions to determine the particular Account and Fund to be charged in the case of a withdrawal or distribution of less than the entire balances in all of a Member's Accounts in all Funds.

     (b) The distributable amount in a Member's Account in each Fund will be determined on the basis of the value of such Account on the Valuation Date coincident with or next preceding the date on which the distribution is effected.

     (c) All withdrawals and distributions will be made in cash; provided, however, that, with respect to a distribution under Article X, a Member may elect to have his distribution paid in the form of Stocks (with fractional shares to be paid in cash) to the extent of his vested interest in the Company Stock Fund.

                              ARTICLE VIII
                                  VESTING


     8.1 Vesting in Matching Contributions. A Member's rights to the Matching Contributions credited to his Matching Contribution Account will become nonforfeitable on the first to occur of:

     (a) December 31 of the third full calendar year after the calendar year for which the Matching Contributions were made,

     (b) the Member's completion of five years of Continuous Employment,

     (c) the Member's Retirement,

     (d) the Member's death,

     (e) the Member's termination of service with the Controlled Group by reason of Disability, or

     (f) Termination of the Plan, partial termination of the Plan which directly affects the Member, or complete discontinuance of Matching Contributions.

     For vesting purposes, Continuous Employment shall include any period of service as an employee with any employer which becomes or is consolidated with or merged into, or whose stocks or properties are acquired by an Employer.

     As a Member's rights to Matching Contributions become nonforfeitable each December 31 or otherwise, these Contributions and any related earnings and losses will be transferred to his Matured Stock Account.

     8.2 Termination of Employment and Transfer Prior to Vesting.

     (a) If a Member's employment with the Controlled Group terminates and he is not reemployed before incurring five consecutive 1-year breaks in service (as defined in Section 10.3), the balance of his Matching Contributions Account will be forfeited as of December 31 of the calendar year in which occurs the fifth such consecutive 1-year break in service and will be applied as provided in Section 14.1, unless the Member elects pursuant to Section 10.2(c) not to receive a distribution from the Plan until after his rights become nonforfeitable.

     (b) A Member transferred to a non-participating subsidiary or affiliate of the Company or who otherwise ceases to be an Employee without termination of his employment by an Employer or the Controlled Group will continue to be deemed a Member of the Plan for purposes of vesting of his Matching Con-tribution Account for as long as he remains an employee of the Controlled Group.

     8.3 Vesting in Member Elected Contributions. Each Member is at all times 100% vested in the value of his Member Elected Contribution Accounts.

                                 ARTICLE IX
                          IN SERVICE WITHDRAWALS


     9.1 Elections to Withdraw Funds and Payment. All withdrawal requests for Members who are actively employed must be made on the form prescribed by the Board, specifying the amount to be withdrawn. Each Member will be entitled to two withdrawal requests per calendar year. All withdrawals will be made as of the Valuation Date which follows by at least 15 days the date on which the Board receives notice of the withdrawal, but the Board may, in its sole discretion, impose from time to time such other restrictions or conditions on withdrawals as it deems necessary to preserve the integrity of the Trust Fund. Payment to a Member will be made in a lump sum in cash as soon after the Valuation Date as practicable; provided, however, that a Member may elect to have his distribution paid in the form of Stock (with fractional shares to be paid in cash) to the extent of his interest in the Company Stock Fund.

     9.2 Order of Withdrawals. All withdrawals by Members prior to termination of employment with the Controlled Group will be charged to a Member's Accounts in the order and under the conditions, if any, which follow:

     (a) First, to the Member's Taxed Contribution Account,

     (b) Second, to the Member's Matured Stock Account; provided, however, that a Member who has not been a Member for at least 60 months prior to the effective date of a withdrawal may not withdraw amounts attributable to Matching Contributions made less than 24 months prior to the effective date of the with- drawal,

     (c) Third, to the Member s Tax Deferred Contribution Account if the withdrawal is after such Member has attained 59 1/2 without proof of hardship, and

     (d) Fourth, to the Member's Tax Deferred Contribution Account if the withdrawal is on account of hardship and is approved by the Board; provided, however, that on and after January 1, 1989, only the amount of the Tax Deferred Contributions (but no earnings thereon) may be included in a hardship withdrawal. The Board may authorize a hardship withdrawal only if
(i) the Member certifies that he requires financial assistance to meet an immediate and heavy financial need and other resources are not reasonably available to meet the need incurred or to be incurred in the near future with respect to his health or welfare or that of his immediate family (such as for the purchase of a principal residence for the Member, medical expenses not covered by insurance, payment of tuition for post-secondary education for the Member, his spouse or children or payment of amounts necessary to prevent the eviction of the employee from his principal residence or foreclosure on the mortgage of the employee's principal residence), and (ii) the Member certifies to the precise amount required to satisfy the hardship. A Member shall furnish evidence of hardship satisfactory to the Board which will be determined on a nondiscriminatory basis uniformly applicable to all Members similarly situated. A withdrawal may be authorized only to the extent necessary to satisfy the hardship. The Board's decision shall be final and binding on the Member.

     9.3 Withdrawal of Matched Taxed Contributions. If a Member withdraws any Taxed Contributions that are matched by the Employer and such Taxed Contributions have not been held by the Plan for at least two years, his right to make Member Elected Contributions shall be suspended for a period of three months.

     9.4 Additional Rules. The Board may prescribe from time to time such additional rules with respect to withdrawals (including restricting a Member's right to make Member Elected Contributions) as it deems appropriate to further the purposes of the Plan, but no such rules will cause the forfeiture of vested Accounts.

     9.5 Loans. Pursuant to rules and regulations established by the Board, loans may be made pursuant to the Plan which shall be charged against a Member's Accounts. Such loans may not exceed the balance in such Accounts, excluding, for this purpose, those amounts attributable to Matching Contributions, whether vested or unvested. In connection with such loans, the rules and regulations shall (a) provide for the securing of such loans by, among other things, the value of the Member's Accounts, (b) provide a reasonable rate of interest, (c) set forth the maximum loan term, (d) establish any minimum and maximum amounts, (e) provide a fixed repayment schedule (including payroll deductions), and (f) establish such other requirements as the Board shall deem appropriate. Loans shall be available to all Members on a non-discriminatory basis.

                                 ARTICLE X
                DISTRIBUTIONS AT TERMINATION OF EMPLOYMENT


     10.1 Distributions on Account of Retirement, after Completion of Five Years of Continuous Employment, Disability or Death. Upon a Member's termination of service by reason of Retirement, after completion of five years of Continuous Employment, Disability or upon a Member's death, there will be distributed to him (or in the case of his death, to his Beneficiary), in accordance with Section 10.4, the balance of his Accounts determined as of the Valuation Date coincident with or next following such termination of service or death in accordance with Section 10.7. Such distribution shall commence as soon as practicable following such Valuation Date. Notwithstanding the foregoing provisions of this Section 10.1 or of Section 10.2, the payment of benefits shall commence not later than April 1 of the calendar year next following the calendar year in which the Member attains age 70-1/2.

     10.2 Other Distributions. When a Member terminates employment with the Controlled Group for reasons other than Retirement, after completion of five years of Continuous Employment, death or Disability, he must elect subject to
Section 10.7 either,

     (a) to make one last in-service withdrawal of all or part of his Taxed Contribution Account and his Matured Stock Account (provided he had made no more than one previous withdrawal during the year) and leave the balance of his Accounts in the Plan until his rights to all Matching Contributions have become nonforfeitable in accordance with Section 8.1; or

     (b) to receive the balance of all of his Accounts but not the balance of his Matching Contribution Account, determined as of the Valuation Date which coincides with or immediately follows the date of his termination of employment, and forfeit his Matching Contribution Account pursuant to Section
8.2 (subject to the restoration provisions of Section 10.3); or

     (c) to defer receipt of all amounts until his rights to all Matching Contributions which were credited to his Matching Contribution Account on the date of his termination of employment become nonforfeitable in accordance with Section 8.1. If deferral is elected the amount distributable to the Member will be the balance of all of his Accounts, determined as of the Valuation Date which coincides with or immediately follows the date on which all of his Matching Contributions become nonforfeitable.

     A Member electing to defer receipt of his Accounts at termination under
(a) or (c) above may nevertheless elect at some subsequent date, before all Matching Contributions have become nonforfeitable, to receive the balance of all his Accounts together with all Matching Contributions which at that date have become nonforfeitable. Such distribution will result in a forfeiture of the balance of his Matching Contribution Account pursuant to Section 8.2 (subject to the restoration provisions of Section 10.3).

     10.3 Restoration of Forfeitures. A Member may restore account balances which are forfeited under Sections 8.2(a) and 10.2(b) of the Plan by repaying the amount withdrawn by or distributed to him which caused the forfeiture. Repayment may be made at any time prior to the earlier of (i) December 31 of the fifth calendar year after the calendar year in which the withdrawal or distribution was made or (ii) the date on which the Member incurs his fifth consecutive 1-year break in service commencing after the withdrawal or distribution. For purposes of the preceding sentence, a 1 - year break in service means a 12-consecutive month period beginning on the severance from service date and ending on each anniversary thereof, provided that during such 12-consecutive month period the Employee does not perform an hour of service which he is paid or entitled to payment for the performance of duties for an Employer.

     The amount of a Member's repaid withdrawal will be credited to the Member's Account as of the Enrollment Date which follows receipt by the Trustee of such repayment. The restoration of forfeited amounts will be effected as of such Enrollment Date by credit to the Member's Matching Contribution Account of Stock having a fair market value at the Enrollment Date equal to the fair market value at the date of forfeiture of the Stock forfeited by reason of the withdrawal. Repaid withdrawals will be invested in accordance with a new investment election filed by the Member with the Board. A Member's restored Matching Contribution Account will be nonforfeitable on December 31 of the calendar year determined as follows: to the calendar year in which the Member's Contribution Account would have matured (had the forfeiture not occurred) will be added the number of calendar years during any part of which the withdrawn contributions were not repaid.

     The repayment of withdrawn contributions and the restoration of forfeited amounts will not be considered in the Account Addition as defined in Section 6.3.

     10.4 Methods of Payment.

     (a) Distributions from the Plan will be paid as follows:

     (i) Death. Any distribution of Accounts in the event of death of a Member will be made by a single payment to his Beneficiary consisting of cash and Stock credited to his Accounts unless the Member has elected an alternate method of payment pursuant to subsection 10.4(a)(v), in which event the Member's remaining interest in his Accounts will be distributed in accordance with the method of payment being used as of the date of the Member's death.

(ii) Disability Any distribution of Accounts in the event of Disability of a Member while in the service of the Controlled Group will be made by a single payment to the Member consisting of cash and Stock credited to his Accounts.

     (iii) Termination after Completion of Five Years of Continuous Employment. Any distribution of Accounts on account of termination of service after completion of five years of Continuous Employment will be made by a single payment to the Member consisting of cash and Stock credited to his Accounts.

     (iv) Termination of Service Prior to Age 55. Any distribution of Accounts on account of termination of service prior to age 55 pursuant to
Section 10.2 will be made by a single payment to the Member consisting of cash and Stock credited to his Accounts.

     (v) Retirement. Any distribution of the Member's Deferred and Taxed Contribution Accounts on account of Retirement as defined in Section 2.1(w) will be made, subject to subsection 10.4(b), in one of the following ways selected by the Member, provided, however, that if such Accounts total less than $10,000 the distribution will be made only in one lump sum:

     (1) in one lump sum;

     (2) in installments over a period not exceeding ten years; or

     (3) in the form of a non-commutable and non- assignable annuity but only if a group annuity contract constitutes a part of the Trust Fund. Any such annuity shall be in such form that more than 50% of its actuarial value at its commencement date is attributable to payments to be made to the Member himself, unless the annuity is payable for a period not extending beyond the life expectancy of the Member and his spouse. Notwithstanding the foregoing, the annuity option pursuant to this Section 10.4(a)(v)(3) shall not be available in the case of a Member who has any loan outstanding pursuant to
Section 9.5.

     No form of distribution permitted under this Section 10.4(a) shall provide for payments over a period exceeding (i) the life of the Member, (ii) the life expectancy of the Member, (iii) the joint lives of the Member and his designated Beneficiary, or (iv) the joint life and last survivor expectancy of the Member and his designated Beneficiary (redetermined annually if the Member's spouse is his designated Beneficiary).

     (b) If the Member elects to receive an annuity pursuant to Section 10.4(a)(v)(3), then any distribution (except distribution in Stock) made to a Member who is married on the distribution date will be made in the form of a Qualified Joint and Survivor Annuity unless the Member elects otherwise in the manner described below. A Qualified Joint and Survivor Annuity is an annuity which (i) has an actuarial value equivalent to the amount of the Member's distribution (less the value of the Stock distributed) and (ii) provides for a distribution during the Member's life commencing on the date of his Retirement, with the provision that after his death (whether before or after commencement of benefit payments to him) distribution at a rate equal to 50% of the rate of the distribution during his life (or which would have been made during his life had payments commenced on the first day of the month next succeeding that in which his death occurs) shall be paid during the life of, and to, his spouse provided his spouse survives him.

     A Member may elect by written notice to the Board, at any time during the election period (and after having received from the Board a written notice of the availability of such election and the availability upon request of a written explanation of the effect of receiving a distribution in the form of a Qualified Joint and Survivor Annuity pursuant to this Section 10.4) to receive a distribution in the form of an annuity other than the Qualified Joint and Survivor Annuity, but only if his spouse consents to such election in a writing that acknowledges the effect of such election and that is witnessed by a notary public or Plan representative. The election period will begin 90 days prior to the commencement of payment of a benefit which could be paid in the form of an annuity to the Member hereunder and will end on the date of commencement of payment of such benefits. If the Member requests during the election period a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity and the financial effect upon the Member's benefits (in terms of dollars per annuity payment) of making an election not to take the same, payment of benefits in any other form will be delayed until the 90th day after such written explanation is given, and the Member's request for such an explanation shall constitute an election that commencement of payment of benefits shall be so delayed. The Board will notify each Member who elects to receive an annuity not later than 7 days after commencement of the election period of his right to request the written explanation referred to above. The written explanation will in all cases be provided to the Member within 7 days after receipt of his request therefor. The election in writing will be revocable until the election period has expired and shall clearly indicate the Member's election to receive his benefit hereunder in a form other than that of a Qualified Joint and Survivor Annuity.

     10.5 Withholding of Taxes. Income taxes will be withheld from distributions and withdrawals as required under applicable laws.

     10.6 Restrictions on Cashouts. Unless a Member consents to the distribution of his Accounts in accordance with the provisions of Section
10.1 or 10.2, as applicable, if the amount credited to such Member's Accounts exceeds $3,500, the distribution shall not commence prior to the Member's attainment of age 62.

     10.7 ELECTIONS FOR DISTRIBUTIONS AND PAYMENT. All distribution requests by Members must be made on the form prescribed by the Board. All distributions will be made as of the Valuation Date which follows by at least 15 days the date on which the Board receives notice of the distribution. Payment to a Member will be made in a lump sum in cash as soon after the Valuation Date as practicable; provided, however, that a Member may elect to have his distribution paid in the form of Stock (with fractional shares to be paid in cash) to the extent of his interest in the Company Stock Fund.

                                ARTICLE XI
                     DISTRIBUTION OF EXCESS DEFERRALS


     11.1 In General. Notwithstanding any other provision of the Plan, Excess Deferral Amounts and income allocable thereto shall be distributed no later than April 15, 1988, and each April 15 thereafter to Members who claim such Allocable Excess Deferral Amounts for the preceding calendar year.

     11.2 Definitions. For purposes of this Article XI, "Excess Deferral Amount" shall mean the amount of Tax Deferred Contributions for a calendar year that the Member allocates to this Plan pursuant to the claim procedure set forth in Section 11.3.

     11.3 Claims. The Member's claim shall be in writing, shall be submitted to the Corporate Pension Board no later than March 1; shall specify the Member's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Member's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, exceeds the limit imposed on the Member by Section 402(g) of the Code for the year in which the deferral occurred.

     11.4 Maximum Distribution Amount. The Excess Deferral Amount distributed to a Member with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferral, shall in no event be less than the lesser of the Member's account under the Plan or the Member's Tax Deferred Contributions for the calendar year.

                                ARTICLE XII
                   DISTRIBUTION OF EXCESS CONTRIBUTIONS


     12.1 In General. Notwithstanding any other provision of the Plan, Excess Contributions and income allocable thereto shall be distributed no later than the last day of each Plan Year beginning after December 31, 1987, to Members on whose behalf such Excess Contributions were made for the preceding Plan Year.

     12.2 Excess Contributions. For purposes of this Article XII, "Excess Contributions" shall mean the amount described in Section 401(k)(8)(B) of the Code.

     12.3 Determination of Income. The income allocable to Excess Contributions shall be determined by multiplying income allocable to the Member's Tax Deferred Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contribution on behalf of the Member for the preceding Plan Year and the denominator of which is the Member's account balance attributable to Tax Deferred Contributions on the last day of the preceding Plan Year.

     12.4 Maximum Distribution Amount. The Excess Contributions which would otherwise be distributed to the Member shall be adjusted for income; shall be reduced, in accordance with regulations, by the amount of Tax Deferred Contributions distributed to the Member; shall, if there is a loss allocable to the Excess Contributions, in no event be less than the lesser of the Member's account under the Plan or the Member's Tax Deferred Contributions for the Plan Year.

                               ARTICLE XIII
              DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS


     13.1 In General. Excess Aggregate Contributions and income allocable thereto shall be forfeited, if otherwise forfeitable under the terms of this Plan, or if not forfeitable, distributed no later than the last day of each Plan Year beginning after December 31, 1987, to Members to whose accounts Taxed Contributions or Matching Contributions were allocated for the preceding Plan Year.

     13.2 Excess Aggregate Contributions. For purposes of this Article XIII, "Excess Aggregate Contributions" shall mean the amount described in Section 401(m)(6)(B) of the Code.

     13.3 Determination of Income. The income allocable to Excess Aggregate Contributions shall be determined by multiplying the income allocable to the Member's Taxed Contributions and Matching Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Member for the preceding Plan Year and the denominator of which is the sum of the Member's account balances attributable to Taxed Contributions and Matching Contributions on the last day of the preceding Plan Year.

     13.4 Maximum Distribution Amount. The Excess Aggregate Contributions to be distributed to a Member shall be adjusted for income, and, if there is a loss allocable to the Excess Aggregate Contribution, shall in no event be less than the lesser of the Member's account under the Plan or the Member's Taxed Contributions and Matching Contributions for the Plan Year.

     13.5 Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions shall be distributed from the Member's Taxed Contribution account, and forfeited if otherwise forfeitable under the terms of the Plan (or, if not forfeitable, distributed) from the Member's Matching Contribution account in proportion to the Member's Taxed Contributions and Matching Contributions for the Plan Year.

     13.6 Allocation of Forfeitures. (a) Amounts forfeited by Highly Compensated Employees under this Article XIII shall be:

     (i) Treated as Account Additions under Section 6.3 and either;

     (ii) Applied to reduce employer contributions if forfeitures of Matching Contributions under the Plan are applied to reduce employer contributions; or

     (iii) Allocated, after all other forfeitures under the Plan, and subject to Section 13.6(b), to the same Members and in the same manner as such other forfeitures of Matching Contributions, are allocated to other Members under the Plan.

     (b) Notwithstanding the foregoing, no forfeitures arising under this
Article XIII shall be allocated to the account of any Highly Compensated
Employee.

                             ARTICLE XIV
                        APPLICATION OF FORFEITURES


     14.1 Any amount which is forfeited by a Member pursuant to Sections 8.2(a), 9.2 and 10.2(b) will be applied, as soon as practicable, to reduce Matching Contributions.

                                  ARTICLE XV
                                     TRUST

     15.1 Trustee. The Board will appoint the Trustee or Trustees under the Plan. The Board may, without reference to or action by any Employee, Member or Beneficiary or any other Employer, enter into a Trust Agreement or Agreements with the Trustee or Trustees and from time to time enter into further agreements with the Trustee or Trustees amending the Trust Agreement or Agreements. The Board may at any time remove the Trustee or Trustees and appoint a successor Trustee or Trustees.

     15.2 Acquisition Loans. The Board may from time to time direct the Trustee to incur an Acquisition Loan (as hereinafter defined). An "Acquisition Loan" shall mean a loan to the Trust by a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975(e)(7) of the Code, or any other loan which is treated as involving an extension of credit to the Trust by such a "party in interest" or "disqualified person". Each Acquisition Loan must satisfy the requirements set forth in Treasury Regulation Section 54.4975- 7(b).

     Except as provided herein or as otherwise required by applicable law, no security acquired with the proceeds of any Acquisition Loan by the ESOP may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the ESOP, whether or not the ESOP is then an employee stock ownership plan within the meaning of
Section 4975(e)(7) of the Code. Any qualifying employer security, within the meaning of Code Section 4975(e)(8), which may be acquired with the proceeds of any Acquisition Loan by the ESOP, will be subject to a put option if it is not publicly traded or if it is subject to a trading limitation when distributed. The put option will be exercisable only by a Member, the Member's Beneficiary, or by a person to whom the security passes by reason of a Member's death. Under the put option the security may be put to the Member's Employer or to the Company. The put option shall remain in effect for 15 months following the date the security is distributed. If a security ceases to be publicly traded without restriction within 15 months after distribution, the Company will notify each security holder in writing within 10 days that the security will be subject to the put option exercisable for the remainder of the 15-month period and will explain the option terms in such notice. The period of the option shall be extended a day for each day the notice is given after the 10-day period expires.

     The put option shall be exercised by written notice to the Employer.
The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law. The price at which the option is exercisable is the value of the security, as determined under Section 54.4975-11(d)(5) of the Treasury Department Regulations. Securities put under this Section 15.2 to the Employer or to the Company shall be paid for in cash upon receipt by the Employer or the Company of a properly endorsed stock certificate representing ownership in the securities. No restrictions as to payment shall apply, except by applicable state law. The rights and protections set forth in this Section
15.2 shall be non-terminable.

     The provisions of Treasury Department Regulation Section 54.4975-11(c) shall apply with respect to any assets obtained by the ESOP with the proceeds of any loan made to the ESOP.

     15.3 Special Provisions If Exempt Loan Is Incurred. Anything in the Plan or the ESOP to the contrary notwithstanding, if an Acquisition Loan is incurred, the following special provisions shall apply:

     (a) At the direction of the Board, any dividends on allocated or unallocated shares of Common Stock of the Company acquired by the ESOP with the proceeds of an Acquisition Loan shall be applied to pay principal and interest on the loan (except to the extent the amount of such dividends exceeds the remaining principal balance and interest on the loan).

     (b) The Company shall contribute to the Trust an amount which, when added to the dividends described in (a) above, is sufficient to make all required payments of principal and interest on the loan. Such contributions shall be made at such time or times as shall enable the Trustee to make required payments of principal and interest on the loan on a timely basis.

     (c) If dividends on shares of Common Stock of the Company allocated to the account of a Member are applied to the payment of principal or interest on an Acquisition Loan, shares of Common Stock of the Company with a value equal to the amount of such dividends shall be allocated to the Matching Contribution Account of such Member. All other shares of Common Stock of the Company released from encumbrance under an Acquisition Loan shall be treated as Matching Contributions pursuant to Section 5.1 in an amount equal to the value of such shares as of the date the allocation is made, and the Employer's obligation to make Matching Contributions pursuant to Section 5.1 shall be reduced by a corresponding amount.

                               ARTICLE XVI
                              ADMINISTRATION


     16.1 Corporate Pension Board.

     (a) The Plan will be administered by a Corporate Pension Board consisting of at least three members who will be appointed from time to time by the Board of Directors to serve at its pleasure. Members of the Board may participate in the benefits under the Plan provided they are otherwise eligible to do so. No member of the Board who is a full-time Employee of an Employer will receive any compensation for his service as such member. Except as otherwise provided by law, no bond or other security will be required of any member of the Board in such capacity in any jurisdiction.

     (b) The members of the Board may appoint from their number such committees with such powers as they may determine, may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment in their behalf, may employ such counsel, accountants, actuaries, and such clerical services as they may require in carrying out the provisions of the Plan, and may appoint one or more designees (who need not be members of the Board) to serve at the pleasure of the Board and to exercise such of the powers of the Board as the Board may specify.

     (c) The Board will hold meetings upon such notice, at such time, and at such place as it may determine.

     (d) The Board will establish its own rules of procedure.

     (e) The Board will appoint the Administrator under the Act, and failing such appointment will be the Administrator under the Act, and the Administrator and the members of the Board will be named fiduciaries for the Plan under the Act. The members may allocate fiduciary responsibilities (other than trustee responsibilities) among themselves, and may designate persons other than themselves to carry out fiduciary responsibilities (other than trustee responsibilities) under the Plan.

     16.2 Board Determinations Final. Subject to the limitations of the Plan, the Board from time to time will establish rules for the administration of the Plan and the transaction of its business. The Board has the authority to interpret all the terms of the Plan and to exercise discretion where necessary or appropriate in the interpretation and administration of the Plan. The determination of the Board as to any disputed questions will be conclusive. All actions taken and all decisions and interpretations of the Board made in administering the Plan will be uniform and non- discriminatory in respect to all persons similarly situated.

     16.3 Claims Procedure. If any claim for benefits under the Plan is denied, the Board will give notice in writing, by registered or certified mail, of such denial to the affected Member or Beneficiary, setting forth the specific reasons for such denial and advising him that he may request further review by the Board of the decision denying such claim by filing with the Board, within 30 days after the date of mailing of such notice, a request for such review. If the Member or Beneficiary files such request for review, such review will be made by the Board within 60 days of receipt of such request, and the Member or Beneficiary will be given written notice of the result of such review.

                               ARTICLE XVII
                 APPROVAL BY THE INTERNAL REVENUE SERVICE


     17.1 The Company intends to secure a determination that the Plan is a qualified Plan under Section 401(a) and 401(k) of the Code, contributions to which are deductible by the Employers for Federal income tax purposes.

     All Matching Contributions and Tax Deferred Contributions made by the Employers are hereby expressly conditioned upon their deductibility under
Section 404 of the Code and regulations issued thereunder, as amended from time to time, and if the deduction for any such Contributions is disallowed in whole or in part, then such Contributions (to the extent the deduction is disallowed) will be returned to the Employers upon direction of the Board within one year after such disallowance.

     17.2 Any modification or amendment of the Plan or the Trust Agreement may be made retroactively by the Company or the Board, if necessary or appropriate to cause the Plan to qualify or maintain its qualification as a Plan and Trust meeting the requirements of applicable sections of the Internal Revenue Code and/or other Federal and State laws, as now in effect or hereafter amended or enacted or a determination to that effect. Any such modification or amendment, however, will not adversely affect any right or obligation of any Member theretofore accrued.

                             ARTICLE XVIII
                            GENERAL PROVISIONS


     18.1 Member Statements. As soon as practicable following the end of each calendar year the Board will furnish to each Member a statement setting forth the balance credited to each of his Accounts in each Investment Fund as of the end of such calendar year.

     18.2 Communications to the Board. All elections, notices, designations and other communications to the Board will be on the forms from time to time prescribed by the Board, mailed or delivered to the Board in care of the Member's Employer, and deemed to have been duly given upon receipt.

     18.3 No Employment Rights. The establishment of this Plan will not be construed as conferring any legal rights upon any Employee or any other person for a continuation of employment, nor will it interfere with the rights of any Employer to discharge any Employee and/or to treat him without regard to the effect which such treatment might have upon him as a Member.

     18.4 Members Assume Investment Risk. All benefits payable under the Plan will be paid or provided for solely from the Trust Fund and neither the Company nor any other Employer assumes any liability therefor. Each Member assumes all risk connected with any decrease in the market value of any assets held by the Trustee under the Plan. Neither the Trustee, the Board nor any Employer in any way guarantees the Trust Fund against loss or depreciation, or the payment of any amount which may be or become due to any person from the Trust Fund.

     18.5 Facility of Payment Provision. If any person to whom a payment is due hereunder is a minor or is determined by the Board to be incompetent by reason of physical or mental disability, the Board may cause the payments becoming due to such person to be made to another for the benefit of the minor or incompetent, without responsibility of any Employer, the Board, or the Trustee to see to the application of such payment. Payments made pursuant to such power will operate as a complete discharge of all Employers, the Board, the Trustee and the Trust Fund.

     18.6 Nonassignability of Benefits. No right or interest of any Member in the Plan is alienable, assignable or transferable, or, to the extent permitted by law, subject to any lien, in whole or in part, either directly or by operation of law, or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no right or interest of any Member in the Plan will be liable for, or be subject to, any obligation or liability of such Member. This Section 18.6 shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member pursuant to a domestic relations order, but shall not apply if the order is determined to be a qualified domestic relations order within the meaning of Section 414(p) of the Internal Revenue Code of 1986, as amended ("Code"). Notwithstanding any other provision of the Plan, benefits payable under the Plan shall be paid under the terms of any such qualified domestic relations order.

     18.7 Prevention of Escheat. In the event any distribution mailed to a Member or the Beneficiary at the last known address remains unclaimed by the Member or his Beneficiary as the case may be, for a period of 24 months and payment cannot be made alternatively to the estate of either and no surviving spouse, child, parent, brother or sister, or grandchild of the Member or Beneficiary are known to the Employer or the Trustee, or if known, cannot with reasonable diligence be located, the amount payable may be canceled on the records of the Plan and used to reduce Matching Contributions, except that if the Member or Beneficiary later notifies the Board of his whereabouts and requests the amount due him under the Plan, the amount will be paid in accordance with Article X.

     18.8 Designation of Beneficiary.

     (a) Any Member may at any time and from time to time designate the Beneficiary to whom the amounts in his Accounts will be delivered in the event of the Member's death. Any such designation will take precedence over any testamentary or other disposition. Such designation or any change or cancellation of such designation under this Plan will become effective only upon the receipt thereof as provided in Section 18.2, and will then relate back to the date of its execution; provided, however, that neither the Trustee, the Board, nor the Employer will be liable by reason of any payment made before receipt of such designation, change, or cancellation to the Member's estate or to any Beneficiary previously designated.

     (b) Notwithstanding any other provision of the Plan to the contrary, a married Member who designates a Beneficiary other than his spouse must obtain the written consent of such spouse, which consent acknowledges the effect of such designation and is witnessed by a notary public or Plan representative.

     (c) If no Beneficiary designation is effective pursuant to this Section 18.8, or if the Board or the Trustee are in doubt as to the right of any claimant, or if the designated Beneficiary predeceases the Member, the amount in question may, in the discretion of the Board, be paid directly to the estate of the Member, in which event the Trustee, the Employer, and the Board will have no further responsibility or liability with respect thereto.

     (d) Upon receipt by the Board of evidence satisfactory to it of the death of a Member and of the existence and identity of the Beneficiary designated by the Member, the Trustee shall pay to such Beneficiary an amount equal to the balance of the Member's Accounts in accordance with the provisions of Article X.

     18.9 Voting Rights. Before each annual or special meeting of stockholders of the Company, the Company will cause the Trustee to send to each Member a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote the shares of Stock allocated to the Member's Accounts. Upon receipt of such instructions in conformance with the proxy solicitation material, the Trustee will vote the shares of Stock as instructed. Instructions received from individual Members by the Trustee will be held in strictest confidence and will not be divulged or released to any person, including officers or employees of any Employer. The Trustee will vote the shares of Stock for which no instructions have been received in the same proportion as the shares for which instructions have been received.

     18.10 Tender or Exchange Offer. Notwithstanding any other provision of this Plan or of the Trust Agreement, the Board shall be the sole named fiduciary with respect to the control and management of assets held in the Company Stock Fund and the Trustee shall have no authority or responsibility with respect to such control or management. If a tender or exchange offer is made for Stock, the Board shall determine whether, under the circumstances the terms of the offer are such that the provisions of the Plan and Trust Agreement requiring retention of Stock in the Company Stock Fund (other than to effect distributions or inter-account transfers under the Plan) can no longer be validly applied without violation of Section 404(a) of the Act. In making such determination the Board shall take into account the purpose of the Plan to invest Employer contributions and designated Member Elected Contributions in Stock. If the Board determines that such provisions can no longer be validly applied, such Board may, in its sole discretion, direct a disposition of Stock pursuant to such offer.

     18.11 Fractional Interests in Stock. Notwithstanding any other provision of this Plan, no distribution of a fractional interest in Stock held by the Trustee will be made to any Member or his Beneficiary. All fractional interests in Stock otherwise distributable from Members' Accounts will be the amount in such fund on the Valuation Date coincident with or next succeeding the date the distribution is to be made and a sum equal thereto will be distributed in cash. Any distribution in cash based on an interest in a fractional share will be considered for all purposes hereof as a distribution of the fractional interest in the share.

     18.12 Limitation of Liability. To the extent permitted by the Act, neither the Trustee, the Board or any member or members of the Board, nor any Employer or any Director, Officer or employee of any Employer, will have any personal liability of any nature for any act done or omitted to be done in good faith, under or in connection with the Plan, the Trust Agreement and/or the Trust Fund, including but not limited to delay in the making of any contribution, investment or distribution, or failure to secure funds needed for Trust purposes, or failure to provide sufficient Stock for the purposes of the Trust. To the extent permitted by the Act, each member of the Board, and every Director, Officer and employee of an Employer will be indemnified and saved harmless by the Employers against any claims, and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan and the Trust Fund. Each of the Employers will pay such proportion of any such claim and/or expenses as the Company directs. Any payment or distribution to a Member, or in case of his death to his Beneficiary, at the last known post office address of the distributee on file with the Board, will constitute a complete acquittance and discharge to each member of the Board, every Director, Officer, and employee of each Employer having an interest in the Trust Fund.

     18.13 Service of Process. The Board is designated as the agent of each Employer and of the Plan for service of process to commence any legal proceeding against an Employer or against the Plan, pertaining to this Plan or the determination of any rights hereunder.

     18.14 Governing Law. The validity of the Plan or any of its provisions will be determined under, and it shall be construed and administered according to, the laws of the State of New York, except as may be required by any provision of the Act.

     18.15 Direct Rollover of Eligible Rollover Distributions.. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Corporate Pension Board, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section, the following definitions apply.

     (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

     (d) Direct rollover: A direct rollover is payment by the Plan to the eligible retirement plan specified by the distributee.

     18.16 Verti-Line Product Line of Aurora Pump. Active Employees of the Verti-Line product line of Aurora Pump on March 17, 1986 shall be 100% vested in the Matching Contributions as of March 17, 1986 and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

     18.17 Tapco International, Inc.  Active Employees of Tapco
International, Inc. on March 31, 1986 shall be 100% vested in the Matching Contributions as of March 31, 1986 and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

     18.18 Warren Communications, Littleton, Massachusetts. Active Employees of Warren Communications, Littleton, Massachusetts on August 15, 1986 shall be 100% vested in the Matching Contributions as of August 15, 1986 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plans.

     18.19 GS Electric Motors, Inc. Active Employees of GS Electric Motors, Inc. involuntarily terminated as a result of the closing of the Racine facility on August 15, 1986 shall be 100% vested in the Matching Contributions as of August 15, 1986 and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

     18.20 Kieley & Mueller. Active Employees of Kieley & Mueller involuntarily terminated as a result of the closing of the Kieley & Mueller plant shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

     18.21 Cardion Electronics, Inc.  Active Employees of Cardion
Electronics, Inc. on September 12, 1986 shall be 100% vested in the Matching Contributions as of September 12, 1986 and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan or to elect a trust to trust transfer of their account balances to the "qualified" defined contribution plan of ISC Defense and Space Group.

     18.22 Drytek, Inc. For employees of Drytek, Inc., as of January 1, 1987, former service with Drytek, Inc. shall be recognized as Continuous Employment for meeting the one-year service requirement for Matching Contributions.

     18.23 Nelson Electric, Homer, Louisiana. Active Employees of Nelson Electric, Homer, Louisiana involuntarily terminated as a result of either the sale of the Marine Hardware Division on June 23, 1986 or the closing of the facility on April 10, 1987 shall be 100% vested in the Matching Contributions as of June 23, 1986 or April 10, 1987, respectively, and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

     18.24 Cincinnati Time, Inc. Active Employees of Cincinnati Time, Inc. on May 2, 1987 shall be 100% vested in the Matching Contributions as of May 2, 1987 and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

     18.25 Nester Instruments Company. Active Employees of Nester Instruments Company involuntarily terminated as a result of the closing of the Nester Instruments Company on May 29, 1987 shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

     18.26 Hydreco. Active Employees of Hydreco on September 11, 1987 shall be 100% vested in the Matching Contri- butions as of September 11, 1987 and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

     18.27 Quali-Cast Corporation. Active Employees of Quali-Cast Corporation on September 19, 1987 shall be 100% vested in the Matching Contributions as of September 19, 1987 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.28 Anchor Electric. Active Employees of Anchor Electric on November 6, 1987 shall be 100% vested in the Matching Contributions as of November 6, 1987 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.29 BIF. Active Employees of BIF involuntarily terminated after December 1, 1987 as a result of the closing of the BIF facility at West Warwick, R.I. shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such time as they become entitled to them under the normal terms of such Plan.

     18.30 Marsh Instrument Company. Active Employees of Marsh Instrument Company on March 17, 1988 shall be 100% vested in the Matching Contributions as of March 17, 1988 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.31 Nelson Electric, Marine Division. Active Employees of Nelson Electric, Marine Division on March 29, 1988 shall be 100% vested in the Matching Contributions as of March 29, 1988 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.32 Ultraglas. Active Employees of Ultraglas on January 22, 1988 shall be 100% vested in the Matching Contributions as of January 22, 1988 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.33 Ultratech Photomask. Active Employees of Ultratech Photomask on April 1, 1988 shall be 100% vested in the Matching Contributions as of April 1, 1988 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.34 Ceilcote Company, Inc. Active Employees of Ceilcote Company, Inc. on April 29, 1988 shall be 100% vested in the Matching Contributions as of April 29, 1988 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan or to elect a trust to trust transfer of their account balances to the Master Builders Savings Investment Plan.

     18.35 Karkar Electronics. Active Employees of Karkar Electronics involuntarily terminated after June 10, 1988 as a result of the consolidation of Karkar Electronics into Tau-tron and Telecommunications Technology or terminated after October 1, 1988 shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.36 Accutel. Active Employees of Accutel involuntarily terminated after September 13, 1988 as a result of the announcement of the closing of Accutel shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.37 Northeast Electronics Division. Active Employees of the Concord, New Hampshire plant of Northeast Electronics Division terminated on and after October 28, 1988 as a result of the closing of the Concord, New Hampshire plant of Northeast Electronics Division shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.38 Camarillo Plan (Formerly BIF Accutel). Active Employees of the Camarillo plant involuntarily terminated after November 18, 1988 as a result of the closing of the Camarillo plant shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.39 Merrick Corporation. Active Employees of the Merrick Corporation involuntarily terminated after December 9, 1988 as a result of the closing of the Merrick office shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.40 Henschel. Active Employees of Henschel on May 12, 1989 shall be 100% vested in the Matching Contributions as of May 12, 1989 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.41 Rucker & Kolls. Active Employees of Rucker & Kolls on October 26, 1989 shall be 100% vested in the Matching Contributions as of October 26, 1989 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.42 Axel Electronics, Inc. Active Employees of Axel Electronics, Inc. on December 28, 1989 shall be 100% vested in the Matching Contributions as of December 28, 1989 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.43 Leeds & Northrup. Active Employees of Leeds & Northrup involuntarily terminated after February 28, 1990 as a result of the closing of the Irondale, Alabama facility shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits as such times as they become entitled to them under the normal terms of such Plan.

     18.44 Aerotron. Active Employees of Aerotron on March 14, 1990 shall be 100% vested in the Matching Contributions as of March 14, 1990 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.45 Ultratech Stepper. Active Employees of Ultratech Stepper whose employment was terminated between May 1, 1990 and July 9, 1990 in connection with the proposed consolidation of the GCA and Ultratech organizations into the GCA/Ultratech unit or involuntarily terminated on and after July 9, 1990 in connection with the proposed sale of Ultratech Stepper to New Enterprize Associates, shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.46 Hevi-Duty, Puerto Rico. Active Employees of Hevi-Duty, Puerto Rico on May 17, 1990 shall be 100% vested in the Matching Contributions as of May 17, 1990 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.47 Leeds & Northrup. Active Employees of Leeds & Northrup involuntarily terminated after May 31, 1990 as a result of the closing of the Salt Lake City plant shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.48 GCA/Tropel. Active Employees of GCA/Tropel terminated on and after May 31, 1990 in connection with the transfer of its government business operation to Optimal Technology Incorporated of Rochester, New York shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.49 Kayex. Active Employees of Kayex involuntarily terminated after October 19, 1990 as a result of the closing the Spitfire facility shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.50 Semiconductor Systems. Active Employees of Semiconductor Systems on December 3, 1990 shall be 100% vested in the Matching Contributions as of December 3, 1990 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.51 General Railway Signal Company. Active Employees of General Railway Signal Company on March 11, 1991 shall be 100% vested in the Matching Contributions and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.52 New York Air Brake Company. Active Employees of New York Air Brake Company involuntarily terminated on and after December 10, 1990 in connection with the sale of New York Air Brake Company and active employees of New York Air Brake Company on the date of sale, January 2, 1991, shall be 100% vested in the Matching Contributions as of either the date each such employee ceases to be employed or the date of sale, as applicable, and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.53 GS Thinfilm. Active Employees of GS Thinfilm involuntarily terminated on and after October 26, 1990 in connection with the sale of GS Thinfilm and active employees of GS Thinfilm on the date of sale shall be 100% vested in the Matching Contributions as of either the date each such employee ceases to be employed or the date of sale, as applicable, and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.54 Merrick Industries, Inc.. Active Employees of Merrick Industries, Inc. on September 27, 1991 shall be 100% vested in the Matching Contributions as of September 27, 1991 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.55 Alarm and Control Product Line of Telecommunications Technology. Active Employees of the Alarm and Control Product Line of Telecommunications Technology on January 8, 1992 shall be 100% vested in the Matching Contributions as of January 8, 1992 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.56 Telecommunications Technology. Employees of Telecommunications Technology who are actively at work on January 27, 1992 and who are involuntarily terminated on and after January 27, 1992 in connection with either the sale of Telecommunications Technology or the closing of the Telecommunications Technology facility shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.57 Center for Precision Machining of GCA. Active Employees of the Center for Precision Machining of GCA involuntarily terminated on and after March 31, 1992 in connection with the sale of the Center for Precision Machining of GCA and active employees of the Center for Precision Machining of GCA on the date of sale shall be 100% vested in the Matching Contributions as of either the date each such employee ceases to be employed or the date of sale, as applicable, and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.58 Proportioneer Division of Lightnin. Active employees of the Proportioneer Division of Lightnin involuntarily terminated on and after April 13, 1992 in connection with the sale of the Proportioneer Division of Lightnin and active employees of the Proportioneer Division of Lightnin on the date of sale shall be 100% vested in the Matching Contributions as of either the date each such employee ceases to be employed or the date of sale, as applicable, and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.59 Switching Products Division of Hevi-Duty/Nelson. Active employees of the Switching Products Division of Hevi-Duty/Nelson involuntarily terminated on and after April 13, 1992 in connection with the sale of the Switching Products Division of Hevi-Duty/Nelson and active employees of the Switching Products Division of Hevi-Duty/Nelson on the date of sale shall be 100% vested in the Matching Contributions as of either the date each such employee ceases to be employed or the date of sale, as applicable, and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.60 Dynapower/Stratopower. Active employees of Dynapower/ Stratopower involuntarily terminated on and after April 21, 1992 in connection with the relocation of Dynapower/ Stratopower to Charleston, South Carolina shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed, and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.61 Ultratech Stepper Division. Active Employees of the Ultratech Stepper Division on March 5, 1993 shall be 100% vested in the Matching Contributions as of March 5, 1993 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.62 GCA Division and Tropel Division of General Signal Technology Corporation. Active Employees of the GCA Division and the Tropel Division involuntarily terminated on and after March 26, 1993 as a result of the suspension of the Andover, Massachusetts production operations shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.63 Electroglas Division. Active Employees of the Electroglas Division on June 30, 1993 shall be 100% vested in the Matching Contributions as of June 30, 1993 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.64 Drytek, Incorporated. Active Employees of Drytek, Incorporated on June 30, 1993 shall be 100% vested in the Matching Contributions as of June 30, 1993 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.65 DeZurik, La Grange, Georgia. Active Employees of DeZurik involuntarily terminated as a result of the closing of the DeZurik, La Grange, Georgia facility shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.66 Dielectric Communications. Active employees of Dielectric Communications involuntarily terminated after December 1, 1993 as a result of the closing of the Dielectric Communications facility at Voorhees, New Jersey shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.67 Lindberg / Revco. Active employees of the Blue M facility of Lindberg/Revco at Blue Island, Illinois involuntarily terminated as a result of the closing of the facility shall be 100% vested in the Matching Contributions as of the date each employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.68 Sola / Hevi-Duty. Active employees of the Sola/Hevi-Duty Lakeland, Florida plant involuntarily terminated in connection with closing of the plant on or after August 20, 1993, shall be 100% vested in the Matching Contributions as of the date of termination and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.69 GCA Tropel. Active employees of GCA Tropel involuntarily terminated in connection with the sale of GCA Tropel on April 22, 1994 shall be 100% vested in the Matching Contributions as of the date of sale and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.70 UNIVAL Product Line of DeZurik. Active employees of UNIVAL Product Line of DeZurik involuntarily terminated as a result of the transfer of the Tampa, Florida plant to the McMinnville, Tennessee plant after June 30, 1994 shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.71 Assembly Technologies. Active employees of Assembly Technologies on July 13, 1994 shall be 100% vested in the Matching Contributions as of July 13, 1994 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.72 Leeds & Northrup Company. Active employees of Max Systems, a product line of Leeds & Northrup Company, involuntarily terminated in connection with the sale of Max Systems shall be 100% vested in the Matching Contributions and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.73 Telenex Corporation. Active exempt and non-exempt employees of Telenex Corporation involuntarily terminated in connection with the closing of the Springfield, Virginia plant shall be 100% vested in the Matching Contributions and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.74 Leeds & Northrup Company. Active employees of Leeds & Northrup Company involuntarily terminated in connection with the sale of Leeds & Northrup Company shall be 100% vested in the Matching Contributions and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.75 Telenex Corporation. Active employees of Telenex Corporation involuntarily terminated in connection with the closing of the AR Test Systems facility located at 7401 Boston Boulevard, Springfield, VA shall be 100% vested in the Matching Contributions and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.76 Revco/Lindberg. Active employees of Revco/Lindberg involuntarily terminated in connection with the relocation of the Laboratory Furnaces Line from Watertown, WI to Asheville, NC shall be 100% vested in the Matching Contributions and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.77 Elk Grove Facility of Sola Electric. Active employees of Sola Electric involuntarily terminated after September 21, 1995 as a result of the closing of the Elk Grove facility shall be 100% vested in the Matching Contributions as of the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.78 Dynapower/Stratopower. Active employees of Dynapower/Stratopower involuntarily terminate on and after October 23, 1995 in connection with the sale of Dynapower/Stratopower shall be 100% vested in the Matching Contributions as the date each such employee ceases to be employed and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

     18.79 Kinney Vacuum Company. Active employees of the Kinney Vacuum Company on February 11, 1996 shall be 100% vested in the Matching
Contributions as of February 11, 1996 and shall receive such benefits at such times as they become entitled to them under the normal terms of such Plan.

                        ARTICLE XIX
                 AMENDMENT, TERMINATION AND MERGER

     19.1 The Company, by action of the Board of Directors, at any time or from time to time may amend or modify the Plan to any extent that it may deem advisable. The Board may adopt amendments to the Plan which it deems necessary or appropriate to comply with applicable laws or government regulations or which do not materially increase the annual cost of the Plan to the Employers. No such amendment shall:

     (1) increase the duties and responsibilities of the Trustee without its consent;

     (2) have the effect of revesting in any Employer the whole or any part of the principal or income of the Trust fund or of diverting any part of such principal or income to purposes other than for the exclusive benefit of the Members and their Beneficiaries; or

     (3) cause any reduction to any Member's Accounts.

     19.2 The Company, by action of the Board of Directors, at any time may discontinue all Contributions under the Plan or terminate the Plan in its entirety. Each Employer may, by action of its Board of Directors, take similar action as to Members who are its employees. Upon complete discontinuance of contributions under the Plan or termi- nation of the Plan as to any Members hereunder, the Accounts of such Members will become fully vested, and will not thereafter be subject to forfeiture.

     19.3 No merger or consolidation with, or transfer of assets or liabilities to, any other plan shall occur unless each Member of the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

                              ARTICLE XX
                  TRANSFERS OF ACCOUNTS FROM OTHER PLANS


     20.1 Purpose of this Article. The purpose of this Article is to specify the provisions governing Account balances that represent assets transferred to this Plan (the "Transferred Assets") from other defined contribution plans that are qualified under Section 401(a) of the Code and whose assets were exempt from tax under Section 501(a) of the Code (an "Other Plan"). For purposes of this Article, a distribution to an individual from an Other Plan which is transferred to this Plan by such individual in a transfer intended to qualify for tax-free rollover treatment pursuant to Section 402(a)(5) or 408(d)(3) of the Code shall be considered a transfer of assets from such Other Plan.

     20.2 Approval of Transfers. The Board, in its discretion, may approve from time to time the transfer of assets from an Other Plan, provided that the transfer satisfies the requirements of Section 19.3 of this Plan and does not adversely affect the tax qualified status of this Plan. If the Other Plan is not maintained by a member of the Controlled Group, the Board must receive an affidavit from the trustee and plan administrator of the Other Plan to the effect that such Other Plan is qualified, its assets are exempt from federal income tax and the transfer will not adversely affect such status or, in the alternative, that the assets to be transferred constitute a "qualified total distribution" as defined in Section 402(a)(5)(E) of the Code; provided, however, that if the transfer to this Plan is intended to qualify as a tax-free rollover from an individual retirement account or annuity under Section 408(d)(3) of the Code, the Board may instead require the individual requesting the transfer to supply such affidavits or other evidence as the Board may deem appropriate to establish that the transfer will satisfy the requirements for such a tax-free rollover. The Board, in its discretion, may require approval of the transaction by the Internal Revenue Service prior to accepting any such transfer.

     20.3 Membership in the Plan. No assets may be transferred to this Plan from an Other Plan unless each individual who has an interest in the Transferred Assets is or was an employee of the Controlled Group. Each individual who has an interest in the Transferred Assets shall become a Member of this Plan with the following rights:

     (a) If the individual satisfies the requirements for membership specified in Article III, he will have all the rights of a Member;

     (b) If the individual has not satisfied the requirements for membership specified in Article III, he will have the right of a Member only as to the Accounts maintained on his behalf to account for the Transferred Assets (i.e., rights pertaining to investment, withdrawal and distribution of such Accounts).

     20.4 Allocation of Transferred Assets. Each Member's interest in the Transferred Assets and any earnings thereon will be separately accounted for and allocated to the Member's Accounts as follows:

     (a) To the Member's Tax Deferred Contribution Account - All Transferred Assets representing (1) contributions that were made to an Other Plan maintained by a member of the Controlled Group and that were not includible in the Member's gross income under the Code in the year for which they were contributed or thereafter and (2) earnings on such contributions will be allocated to the Member's Tax Deferred Contribution Account; and

     (b) To the Member's Taxed Contribution Account - The balance of the Member's interest in the Trans- ferred Assets and all Transferred Assets from an Other Plan not maintained by a member of the Controlled Group will be allocated to his Taxed Contribution Account.

     Transferred Assets allocated to an Account will be governed by all of the rules applicable to that Account. The allocation of Transferred Assets to the Member's Accounts will not be considered a Tax Deferred contribution for purposes of Section 4.6(b)(1) (regarding compliance with the deferral percentage limitations imposed by Section 401(k)(3)) nor an Account Addition for purposes of Section 6.3 (regarding the limitations imposed by Section 415 of the Code). Unless otherwise determined by the Board, a distribution from a Member's Accounts will be deemed to be made first from Transferred Assets allocated to the Account.

     20.5 Special Rule for Distributions at Termination of Employment Under
Section 10.2. If a Member's Tax Deferred Contribution Account contains any Transferred Assets and he is entitled to a distribution from the Plan pursuant to Section 10.2, then, instead of the distribution elections specified in Section 10.2, a terminating Member may elect to receive the portion of his Accounts representing the Transferred Assets, determined as of the Valuation Date which coincides with or immediately follows the date of his termination of employment, and the payment of the balance of his Accounts at a later date in accordance with Section 10.2(c).

     20.6 Provisions of Other Plan Superseded. The provisions of this Plan will supersede the provisions of any Other Plan with respect to the Transferred Assets. In particular, all beneficiary designations and other elections made under the Other Plan will be canceled effective as of the date such Other Plan assets are transferred to this Plan and made a part of the Trust Fund. Upon the Member's death, the amount in his Accounts representing Transferred Assets will be paid to the Beneficiary designated under this Plan in accordance with Sections 10.1, 10.4(a)(i) and 18.8.

                               ARTICLE XXI
                           TOP-HEAVY PROVISIONS

     21.1 Top-Heavy Determination. Notwithstanding any other provision of this Plan to the contrary, this Article XXI shall apply for any Plan Year if the Plan is a "Top-Heavy Plan" as defined herein. The Plan shall be a "Top-Heavy Plan" if, as of the Determination Date, the present value of the cumulative accrued benefits of Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the Plan of all Employees (but excluding the value of the accrued benefits of the Non-Key Employees who were formerly Key Employees). In determining whether this Plan is a Top-Heavy Plan, the Company and all members of the Controlled Group shall be treated as a single employer. In addition, all plans that are part of the Aggregation Group shall be treated as a single plan.

     For purposes of the foregoing, the present value of an Employee's accrued benefit shall be equal to the sum of the amounts determined under the following paragraphs:

     (a) The sum of (i) the present value of an Employee's accrued benefits in each defined benefit plan which is included in the Aggregation Group determined as of the most recent Valuation Date within the twelve (12) month period ending on the Determination Date and as if the Employee had terminated service as of such Valuation Date and (ii) the aggregate distributions made with respect to such Employee during the five-year period ending on the Determination Date from all defined benefit plans included in the Aggregation Group and not reflected in the present value of his accrued benefits as of the most recent Valuation Date; and

     (b) The sum of (i) the aggregate balance of his accounts in all defined contribution plans which are part of the Aggregation Group as of the most recent Valuation Date within the twelve (12) month period ending on the Determination Date, (ii) any contributions allocated to such accounts after the Valuation Date and on or before the Determination Date and (iii) the aggregate distributions made with respect to such Employee during the five-year period ending on the Determination Date from all defined contribution plans which are part of the Aggregation Group and not reflected in the value of his accounts as of the most recent Valuation Date.

     Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top
- - heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Controlled Group, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

     Plan-to-plan transfers and rollovers shall be taken into account to the extent provided in the applicable Treasury Regulations. In addition, for purposes of paragraphs (a)(ii) and (b)(iii) above, distributions under a terminated plan which, if such plan had not terminated, would have been required to be included in an Aggregation Group, shall also be taken into account.

     21.2 Top-Heavy Definitions. The following terms shall have the following meanings:

     (a) "Aggregation Group" means

     (i) Each stock bonus, pension, or profit sharing plan of the Company in which a Key Employee participates and which is intended to qualify under
Section 401(a) of the Code; and

     (ii) Each other such stock bonus, pension or profit sharing plan of the Company which enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code; and

     (iii) Each other such stock bonus, pension or profit sharing plan of the Company which the Company designates as part of the Aggregation Group provided that the resulting group meets the requirements of Section 401(a) and 410 of the Code.

     (b) "Determination Date" means the last day of the preceding Plan Year, except that for the first plan year of any plan, the Determination Date shall be the last day of such plan year.

     (c) "Key Employee" means any Employee, former Employee, or the beneficiary under the Plan of a former Employee who, in the Plan Year containing the Determination Date, or any of the four pre- ceding Plan Years, is:

     (i) An officer of the Company having an annual compensation greater than 150% of the maxi- mum dollar limitation under Section 415(c)(1)(A) of the Code. Not more than fifty (50) Employees or, if lesser, the greater of three
(3) Employees or ten percent (10%) of the Employees shall be considered as officers for purposes of this paragraph.

     (ii) One of the ten (10) Employees owning (or considered as owning within the meaning of Section 318 of the Code) the largest interest in the Company and having an annual compensation greater than the maximum dollar limitation under Section 415(c)(1)(A) of the Code.

     (iii) A five-percent (5%) owner of the Company.

     (iv) A one-percent (1%) owner of the Company having an annual compensation of more than $150,000.

     An Employee's ownership interest in the Company shall be determined in accordance with Section 416(i) of the Code.

     (d) "Non-Key Employees" means any Employee, former Employee, or the beneficiary under the Plan of a former Employee who is not a Key Employee.

     (e) "Compensation" means compensation as defined in Section 415 of the Code.

     21.3 Minimum Top-Heavy Contribution. If this Article XXI applies to the Plan for any Plan Year, the Company contribution to the Plan (including Tax Deferred Contributions) and all other defined contribution plans included in the Aggregation Group for such Plan Year on behalf of each Non-Key Employee who is a Member of this Plan, whether or not such Non-Key Employee elects to make Tax Deferred Contributions to the Plan for such Plan Year, shall not in the aggregate be less than the lesser of (i) three percent (3%) of such Non-Key Employee's compensation, or (ii) the percentage of compensation contributed, or required to be contributed, by the Company in the aggregate to the Plan and all other defined contribution plans in the Aggregation Group for such Plan Year on behalf of the Key Employee for whom such percentage is the highest (disregarding for this purpose compensation of such Key Employee for such Plan Year in excess of $200,000, as adjusted for cost-of- living increases to the extent permitted pursuant to Section 416(d)(2) of the Code), multiplied by such Non-Key Employee's compensation. If the amount contributed in the aggregate on behalf of any Non-Key Employee under the Plan and all other defined contribution plans in the Aggregation Group would otherwise be less than the minimum contribution required by this Section 21.3, an additional contribution shall be made to such plan or plans as the Company shall designate so that the minimum contribution requirement set forth in this Section 21.3 is satisfied. This Section 21.3 shall not apply to any Non-Key Employee who is a participant in any defined benefit plan included in the Aggregation Group under which such Non-Key Employee receives the minimum benefit required by Section 416 of the Code and applicable Treasury Regulations.

     21.4 Top-Heavy Vesting Requirements.

     (a) If this Article XXI applies to the Plan for any Plan Year, then notwithstanding the provisions of Section 8.1, a Member's nonforfeitable interest in his Accounts attributable to Company contributions shall not be less than the appropriate percentage set forth below:

                  Full Years
                  of Continuous         Nonforfeitable
                    Employment            Percentage

                  Less than 2                   0%
                       2                        20
                       3                        40
                       4                        60
                       5                        80
                   6 or more                   100

     (b) A Member's nonforfeitable interest in his Accounts shall not be less than the greater of (i) his non- forfeitable interest determined pursuant to
Section 8.1 or (ii) his nonforfeitable interest determined pursuant to this
Section 21.4 as of the last day of the last Plan Year in which this Article XXI applies to the Plan.

     (c) If this Article XXI ceases to apply to the Plan, each Member having five or more full years of Continuous Employment (determined as of the first day of the Plan Year in which the Article XXI ceases to apply to the Plan) shall have his nonforfeitable interest determined in accordance with the schedule contained in this Section 21.4 if such schedule results in a higher nonforfeitable interest than that determined under Section 8.1.

     21.5 Top-Heavy Section 415 Limitation. If this Article XXI applies to the Plan for any Plan Year, then the defined benefit plan fraction and defined contribution plan fraction applied under Section 6.3(d) shall be applied by substituting "1.0" for "1.25" in each place such number appears in
Section 415(e) of the Code, unless the following requirements are met:

     (1) The defined benefit plan or plans of the Company in which each Non-Key Employee participates provides a benefit on his behalf not less than the minimum benefit required under Section 416(b) of the Code and Treasury Regulations thereunder.

     (2) This Article XXI would not apply if "ninety percent (90%)" were substituted for "sixty percent (60%)" in each place such term appears in
Section 21.1.

     This Section 21.5 shall not apply to any Member as long as there are (i) no Company contributions, forfeitures or voluntary contributions allocated to such Member under any defined contribution plan of the Company and (ii) no accruals for such Member under any defined benefit plan of the Company.

     21.6 Top-Heavy Compensation Limit. If this Article XXI applies to the Plan for any Plan Year, the annual compensation of each Employee taken into account under the Plan shall not exceed $200,000, as adjusted for cost-of-living increases to the extent permitted pursuant to Section 416(d)(2) of the Code.